Exhibit 1
June 20, 2006
1. Operating Results as of May 31, 2006
     Nissin has established the Kyushu Sales Dept. in order to reinforce proposal based marketing structures together with the Central Office Sales Dept. and the Osaka Sales Dept., and it will engage in marketing various products of the NIS Group, and contribute to corporate activation as well as improve marketing efficiency. In addition, in our integrated financial services, one of our pillars of profit, our real estate related businesses are making continuous progress, especially in the field of bridge loans for real estate developers.
     NIS Group will further seek realization of “Total Financial Solutions” to meet the expectations of its stakeholders, and maximize corporate and shareholder value.
2. Notice Regarding Corrections to Condensed Statements of Financial Consolidated Results for the Year Ended March 31, 2006
     Nissin Co., Ltd. announced that it has made certain corrections to its unaudited condensed statements of consolidated financial results for the year ended March 31, 2006 (Japanese GAAP), announced on May 8, 2006.
(For details, please refer to the press release dated June 14, 2006.)
3. Announcement Regarding Completion of Payment for Allotment of New Shares to a Third-Party
     Nissin Co., Ltd. announced that the payment for allotment of new shares to a Third-Party has been completed on June 12, 2006, pursuant to a resolution adopted by the Board of Directors at its meeting held on May 25, 2006.
(For details, please refer to the press release dated June 12, 2006.)
4. Announcement of Changes in Titles of a Director and an Executive Officer
     Nissin Co., Ltd. announced changes in the titles of a member of its Board of Director and Executive officers as of June 8, 2006, pursuant to a resolution adopted by the Board of Directors at its meeting held on that day.
(For details, please refer to the press release dated June 8, 2006.)

NISSIN CO., LTD SHINJUKU L-TOWER 25F 6-1, NISHI-SHINJUKU 1-CHOME SHINJUKU-KU, TOKYO 163-1525 JAPAN
Tokyo Stock Exchange, First Section (Code: 8571) New York Stock Exchange (Trading symbol: NIS)
IR homepage address: http://www.nisgroup.jp/english/ir/
Investor Relations Dept.: TEL: +81-(3)-3348-2423, FAX: +81-(3)-3348-3905, E-mail: info-ir@nissin-f.co.jp

5. Notice Regarding the Compensation to Directors (Stock Option as Stock Compensation)
     Nissin Co., Ltd. announced that its Board of Directors resolved at its meeting on May 25, 2006, to submit a proposal requesting approval of the determination of compensation in the form of stock options for its directors at the 47th Ordinary General Meeting of Shareholders to be held on June 24, 2006.
(For details, please refer to the press release dated May 25, 2006.)
6. Notice Regarding a New Appointment of Directors
     Nissin Co., Ltd. announced that its Board of Directors resolved at its meeting on May 25, 2006, to submit a proposal requesting approval of a new appointment of directors at the 47th Ordinary General Meeting of Shareholders on June 24, 2006.
(For details, please refer to the press release dated May 25, 2006.)
7. Notice Regarding a Change in the Company Name
     Nissin Co., Ltd. announced that its Board of Directors resolved at its meeting on May 25, 2006, to submit a proposal requesting approval of the determination of change in the company name at the 47th Ordinary General Meeting of Shareholders to be held on June 24, 2006.
(For details, please refer to the press release dated May 25, 2006.)
8. Notice Regarding Issuance of New Shares Through a Third-Party Allotment to Sumitomo Mitsui Banking Corporation
     Nissin Co., Ltd. announced the issuance of new shares through a third-party allotment to Sumitomo Mitsui Banking Corporation, pursuant to a resolution adopted by the Board of Directors held on May 25, 2006.
(For details, please refer to the press release dated May 25, 2006.)

NISSIN CO., LTD SHINJUKU L-TOWER 25F 6-1, NISHI-SHINJUKU 1-CHOME SHINJUKU-KU, TOKYO 163-1525 JAPAN
Tokyo Stock Exchange, First Section (Code: 8571) New York Stock Exchange (Trading symbol: NIS)
IR homepage address: http://www.nisgroup.jp/english/ir/
Investor Relations Dept.: TEL: +81-(3)-3348-2423, FAX: +81-(3)-3348-3905, E-mail: info-ir@nissin-f.co.jp

9. Notice Regarding the Partial Amendment of the Article of Incorporation
     Nissin Co., Ltd. announced that its Board of Directors resolved at its meeting on May 25, 2006, to submit a proposal requesting approval of a partial amendment of the Article of Incorporation at the 47th Ordinary General Meeting of Shareholders to be held on June 24, 2006.
(For details, please refer to the press release dated May 25, 2006.)
(The figures herein are based on Japanese GAAP, are unaudited and may be subject to revision.)
NISSIN CO., LTD SHINJUKU L-TOWER 25F 6-1, NISHI-SHINJUKU 1-CHOME SHINJUKU-KU, TOKYO 163-1525 JAPAN
Tokyo Stock Exchange, First Section (Code: 8571) New York Stock Exchange (Trading symbol: NIS)
IR homepage address: http://www.nisgroup.jp/english/ir/
Investor Relations Dept.: TEL: +81-(3)-3348-2423, FAX: +81-(3)-3348-3905, E-mail: info-ir@nissin-f.co.jp